UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K 12g3

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2006 (October 6, 2006)
FIRST COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Tennessee		20-5565433

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Ellington Parkway, Lewisburg, Tennessee 37091

(Address of principal executive offices) (Zip Code)
(931) 359-4322

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     First Commerce Bancorp, Inc., a Tennessee corporation (the “Registrant”), was organized to enable its predecessor and sole subsidiary, First Commerce Bank, a Tennessee state-chartered bank (the “Bank”), to adopt a holding company organizational structure in accordance with the laws of the United States of America and the State of Tennessee.
     The holding company organizational structure was effected pursuant to the Agreement and Plan of Share Exchange (the “Share Exchange Agreement”), dated as of August 9, 2006, by and among the Registrant and the Bank and the Articles of Share Exchange (the “Articles” and collectively with the Share Exchange Agreement, the “Exchange Agreements”) by and between the Bank and the Registrant. The Exchange Agreements provided for the Registrant to be the sole shareholder of the Bank (the “Exchange”). The Exchange was consummated on October 6, 2006.
     By virtue of the Exchange, all of the Bank’s outstanding capital stock was converted, on a share-for-share basis, into capital stock of the Registrant, and the Registrant became the sole shareholder of the Bank. As a result, each shareholder of the Bank became the owner of an identical number of shares of capital stock of the Registrant. Additionally, the Registrant assumed the Bank’s 2002 Stock Option Plan (the “Plan”) and the awards outstanding thereunder such that each outstanding option to purchase shares of the Bank’s common stock now constitutes an option to purchase, upon the same terms and conditions, an identical number of shares of the Registrant’s common stock.
     The conversion of shares of capital stock in the Exchange occurred without an exchange of certificates. Accordingly, certificates formerly representing shares of outstanding capital stock of the Bank are deemed to represent the same number of shares of capital stock of the Registrant.
     In the Exchange, each shareholder received securities of the same class, evidencing the same proportional interests in the Registrant and having substantially the same designations, rights, powers, preferences, qualifications, limitations and restrictions, as those that the shareholder held in the Bank. Pursuant to the Tennessee Business Corporation Act, the provisions of the charter and bylaws of the Registrant are substantially identical to those of the Bank prior to the Exchange. The designations, rights, powers and preferences of the capital stock of the Registrant and the qualifications, limitations and restrictions thereof are also substantially identical to those of the Bank’s capital stock immediately prior to the Exchange. The directors of the Registrant are the same individuals who were directors of the Bank immediately prior to the Exchange, and the officers of the Registrant are the same as the officers of the Bank.
     Upon consummation of the Exchange, the Registrant’s common stock was deemed to be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a) the Registrant is the successor issuer to the Bank.

Item 9.01. Financial Statements and Exhibits.
(a)	The audited historical financial statements for the Bank for the year ended December 31, 2005 are filed herewith as Exhibit 99.1.

The unaudited historical financial statements of the Bank for the three months ended March 31, 2006 and the three and six months ended June 30, 2006 are filed herewith as Exhibit 99.2.

(c)	Exhibits:

The following exhibits are filed or furnished herewith as noted above:

Exhibit Number	Description

2.1	Agreement and Plan of Share Exchange, dated as of August 9, 2006, by and between the Registrant and the Bank.

2.2	Articles of Share Exchange, dated as of October 5, 2006, by and between the Registrant and the Bank.

3.1	Charter.

3.2	Bylaws.

10.1	First Commerce Bank 2002 Stock Option Plan.

99.1	Audited historical financial statements of First Commerce Bank, as of and for the fiscal year ended December 31, 2005.

99.2
Unaudited historical financial statements of First Commerce Bank as of and for the three months ended March 31, 2006 and March 31, 2005 and as of and for the three and six months ended June 30, 2006 and June 30, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 10, 2006	FIRST COMMERCE BANCORP, INC.
	By:	/s/ D. Glenn Hardison
D. Glenn Hardison
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Share Exchange, dated as of August 9, 2006, by and between the Registrant and the Bank.

2.2	Articles of Share Exchange, dated as of October 5, 2006, by and between the Registrant and the Bank.

3.1	Charter.

3.2	Bylaws.

10.1	First Commerce Bank 2002 Stock Option Plan.

99.1	Audited historical financial statements of First Commerce Bank, as of and for the fiscal year ended December 31, 2005.

99.2
Unaudited historical financial statements of First Commerce Bank as of and for the three months ended March 31, 2006 and March 31, 2005 and as of and for the three and six months ended June 30, 2006 and June 30, 2005.